Exhibit 8

                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]

                                                 February 27, 1998



Arbor Drugs, Inc.
3331 West Big Beaver Road
Troy, Michigan  48084


Ladies & Gentlemen:

                  You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of Red Acquisition, Inc., a Michigan corporation ("Merger Subsidiary") and a direct wholly-owned subsidiary of CVS Corporation, a Delaware corporation ("CVS"), with and into Arbor Drugs, Inc., a Michigan corporation ("Arbor").

                  In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger among CVS, Arbor and Merger Subsidiary dated as of February 8, 1998 (the "Merger Agreement"), the Proxy Statement of Arbor (the "Proxy Statement"), included in the Registration Statement on Form S-4, as filed by CVS with the Securities and Exchange Commission (the "Commission") on February 27, 1998, in which the Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of CVS, Merger Subsidiary and Arbor.

                  Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Proxy Statement and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Proxy Statement and the Registration Statement and
(3) the accuracy of (i) the representations to be made by CVS and Merger Subsidiary, which will be set forth in the Certificate (in the form attached to the Merger Agreement as Exhibit D) to be delivered to us by CVS and Merger Subsidiary and dated as of the Closing Date and (ii) the representations made by Arbor, which will be set forth in the Certificate to be delivered to us by Arbor and dated as of the Closing Date (in the form attached to the Merger Agreement as Exhibit E).

                  Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth herein, we are of the opinion that for federal income tax purposes:

                  1. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. Each of CVS, Merger Subsidiary and Arbor will be a party to the Merger within the meaning of Section 368(b) of the Code.

                  3. No gain or loss will be recognized by stockholders of Arbor with respect to shares of common stock of CVS received in the Merger in exchange for shares of common stock of Arbor, except with respect to cash received in lieu of fractional shares of CVS common stock.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

                  Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                 We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement/Prospectus under the caption "The Merger--Background of the Merger," "The Merger--Certain U.S. Federal Income Tax Consequences," "The Merger Agreement--Conditions to the Merger" and "Legal Matters."

                                           Very truly yours,

                                           /s/Weil, Gotshal & Manges LLP